UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2024
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Explanatory Note
On June 3, 2024, Illumina, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report on costs associated with certain exit or disposal activities. The sole purpose of this Form 8-K/A is to disclose, in accordance with Item 2.05(d) of Form 8-K, the Company’s determination regarding certain estimates related to impairment charges it may incur in connection with the Spin-Off (as defined in the Original 8-K). Except as set forth herein, no other modifications have been made to the Original 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities.
As a result of the impairment test performed by the Company for goodwill and non-amortizing in-process research and development (IPR&D), the Company estimates that it will recognize a goodwill impairment charge in the second quarter of 2024 equal to $1,466 million, or the full remaining carrying value of goodwill related to GRAIL as of March 31, 2024. In addition, the Company estimates that it will recognize an impairment charge for the GRAIL IPR&D intangible asset in the second quarter of 2024 equal to $420 million. The Company does not expect any material future cash expenditures related to these impairments. These charges will be excluded from non-GAAP financial metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	June 27, 2024	By:	/s/ ANKUR DHINGRA
		Name:	Ankur Dhingra
		Title:	Chief Financial Officer